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THIRD LEASE AMENDMENT

Between

KENT CENTRAL, LLC

and

TULLY'S COFFEE CORPORATION.

This Third Lease Amendment dated the 7th day of November, 2000 is attached to and made part of that certain Lease dated August 16, 1999, as amended by that certain First Lease Amendment dated December 17, 1999 and as further amended by that certain Second Lease Amendment dated June 6, 2000 (hereinafter collectively referred to as the "Lease") by and between Kent Central, LLC., a Washington limited liability company, hereinafter called Lessor ("Lessor"), and Tully's Coffee Corporation., a Washington corporation, hereinafter called the Lessee ("Lessee"), covering the Premises located at 3100 Airport Way South, in Seattle, Washington (the "Premises"). The Premises are more particularly described in the Lease as amended.

The terms used herein shall have the same definitions as set forth in the Lease.

In consideration of the mutual covenants and promises contained in this Third Lease Amendment and the Lease, Lessor and Lessee agree as follows:

1.
For the period from the date hereof until December 31, 2000 Section 1, "Premises", of the Lease is hereby amended to modify the definition of the Premises by adding approximately 10,000 square feet of space selected by Lessee within a portion of the Building located west of the Premises and depicted as "Warehouse Bldg. #43" on Exhibit A attached hereto. The additional Premises is designated the "Temporary Expansion Premises" and will be leased to Lessee with no increase in Rent.

2.
Lessee understands and acknowledges that it is imperative that Lessee vacate the Temporary Expansion Premises on or before December 31, 2000. Failure to vacate will cause a delay of a pending transaction and will result in substantial damages to Lessor. Therefore, Lessee agrees that in addition to the remedies available to Lessor under Section 25 of the Lease, "Holdover", Lessee will be obligated to pay Lessor $6,000 per day for each day after December 31, 2000 that Lessee occupies any portion of the Temporary Expansion Premises. Lessee also understands and agrees that this amount ($6,000 per day) approximates the actual damages that would be suffered by Lessor resulting from a delay and is not a penalty.

Except as otherwise modified by the terms of this Third Lease Amendment, all other terms and conditions of the Lease remain unchanged and in full force and effect.

LESSOR: KENT CENTRAL, LLC		LESSEE: TULLY'S COFFEE CORPORATION

/s/ LARRY R. BENAROYA		/s/ TOM T. O'KEEFE
By:	Larry R. Benaroya	By:	Tom T. O'Keefe
Its:	Manager	Its:	Chairmand & CEO
Date:		Date:	11/20/00

STATE OF WASHINGTON	]
	]	ss.
COUNTY OF KING	]

    I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of Kent Central, LLC, a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ REBECCA A. BETHELL Notary Public in and for the State of Washington residing at Seattle Commission expires 11/9/02 Print Name Rebecca A. Bethell
STATE OF WASHINGTON	]
	]	ss.
COUNTY OF KING	]

    I certify that I know or have satisfactory evidence that TOM T O'KEEFE is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the Chairman & CEO, of Tully's Coffee Corporation, a Washington corporation who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ PAMELA K. JOHNSON Notary Public in and for the State of Washington residing at Bellevue Commission expires 2/2/04 Print Name Pamela K. Johnson

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THIRD LEASE AMENDMENT Between KENT CENTRAL, LLC and TULLY'S COFFEE CORPORATION.